SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

SOUTHEASTERN BANK FINANCIAL CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia	0-24172	58-2005097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3530 Wheeler Road, Augusta, Georgia 30909

(Address of Principal Executive Offices)

(706) 738-6990

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2006, the Board of Directors of Southeastern Bank Financial Corporation (the “Company”) increased its size to 9 members and elected Larry S. Prather as a director to fill the resulting vacancy. Mr. Prather, a director of Georgia Bank & Trust Company (“GB&T,” a wholly owned subsidiary of the Company) since January 1, 1993, has been self-employed as the President and owner of Prather Construction Company, Inc., a utility and grading contractor, for over 30 years.

Mr. Prather is a member of the GB&T directors’ loan committee, but has not been appointed to any committees of the Company’s board of directors. No compensation or equity awards are associated with his appointment to the board, except for a fee of $300 per Company board meeting attended. Mr. Prather has a borrowing relationship with GB&T, and such loans were extended on substantially the same terms as are available to unrelated persons and are not past due, restructured, on non-accrual status or potential problem loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL CORPORATION

DATE: January 11, 2007	By:	/s/ Ronald L. Thigpen
Ronald L. Thigpen
Executive Vice President and Chief Operating Officer